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                                                                    EXHIBIT 99.2

                 VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT
                 BY THE CLOSE OF BUSINESS ON THE EXPIRATION DATE

CONTROL NO._________                                  ACCOUNT NO.____________

                            SUBSCRIPTION CERTIFICATE
                           TOWER FINANCIAL CORPORATION
                         RIGHTS TO PURCHASE COMMON STOCK

RIGHTS HOLDER NAME(S):_______________________________________________________

RIGHTS REPRESENTED BY THIS SUBSCRIPTION CERTIFICATE: _______________________

MAXIMUM PRIMARY SUBSCRIPTION SHARES AVAILABLE: ________________________


EXPIRATION DATE: CLOSE OF BUSINESS ON
AUGUST 21, 2002                           SUBSCRIPTION PRICE:  $10.75 PER SHARE

     This Subscription Certificate entitles the Rights Holder named above to subscribe to purchase up to the number of shares stated above (next to the caption "Maximum Primary Subscription Shares Available") of Common Stock, without par value, of Tower Financial Corporation, an Indiana corporation (the "Company"), pursuant to the Rights Offering described in the Company's Prospectus, dated July 22, 2002, which accompanied this Subscription Certificate (the "Prospectus"). The terms and conditions of the Rights Offering are set forth in the Prospectus and are incorporated by reference in this Subscription Certificate. This Subscription Certificate evidences rights you have received because you were a shareholder of the Company on May 31, 2002.

     Rights Holders may purchase one share of Common Stock at the Subscription Price stated above for every two Rights held. The Company will not issue fractional shares. The Company reserves the right to amend or terminate the Rights Offering at any time prior to its completion. If the Company terminates the Rights Offering, any subscription funds previously tendered will be returned promptly, without deduction or interest.

     Shareholders who subscribe for the maximum primary subscription shares available, as stated above, will have an oversubscription privilege which will entitle them to subscribe for shares, at the Subscription Price stated above, that other Rights Holders decline to purchase, up to a maximum combined subscription of 100,000 shares per subscriber. If the number of shares available for oversubscriptions is less than the total number requested by shareholders who exercise the oversubscription privilege, the Company will allocate the available shares among the oversubscribing shareholders proportionately based on the relative numbers of requested shares.

               THIS SUBSCRIPTION CERTIFICATE IS NOT TRANSFERABLE.

     THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OBLIGATIONS OF ANY BANK AND ARE NOT INSURED BY THE BANK INSURANCE FUND OF THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

     IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST PROPERLY COMPLETE AND SIGN THE REVERSE SIDE OF THIS SUBSCRIPTION CERTIFICATE AND DELIVER IT, ALONG WITH PAYMENT OF THE ENTIRE SUBSCRIPTION PRICE FOR ALL SHARES FOR WHICH YOU ARE SUBSCRIBING, TO THE SUBSCRIPTION AGENT ON OR BEFORE THE EXPIRATION DATE STATED ABOVE. ANY SUBSCRIPTION TENDERED TO THE SUBSCRIPTION AGENT IS IRREVOCABLE. THE SUBSCRIPTION AGENT IS EQUISERVE TRUST COMPANY, N.A.

     Please see the Instructions and the Prospectus accompanying this Subscription Certificate.

Dated:  July 22, 2002                TOWER FINANCIAL CORPORATION

                                     By: _______________________________
                                              Donald F. Schenkel
                                              Chairman of the Board, President
                                                 and Chief Executive Officer


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TO SUBSCRIBE FOR YOUR PRIMARY SHARES, please complete line "A" below. The maximum number of primary subscription shares available is set forth on the front of this Subscription Certificate. Subscriptions may be made only for whole shares.

TO SUBSCRIBE FOR ANY OVERSUBSCRIPTION SHARES, please complete line "B" below. Only shareholders who have subscribed for the maximum primary subscription shares available with their rights may subscribe for additional shares by exercising the oversubscription privilege. Your combined subscription cannot exceed 100,000 shares.

Example: If your maximum primary subscription shares available is 2,500 shares, you may subscribe for up to 97,500 additional shares by exercising the oversubscription privilege only if you subscribe for the full 2,500 primary subscription shares.

PLEASE NOTE: Any excess subscription funds due to limited availability of oversubscription shares will be refunded, without deduction or interest.

                EXERCISE OF RIGHTS AND OVERSUBSCRIPTION PRIVILEGE

         The undersigned Rights Holder irrevocably subscribes for shares of the Company's Common Stock, without par value, on the terms and conditions of the Rights Offering described in the Prospectus, as follows:

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A. PRIMARY SUBSCRIPTION: NO. SHARES ____________   X  SUBSCRIPTION PRICE:  $10.75  =  PAYMENT TENDERED: $__________

B. OVERSUBSCRIPTION*:   NO. SHARES _____________   X   SUBSCRIPTION PRICE: $10.75  =  PAYMENT TENDERED: $__________

C. TOTAL AMOUNT OF PAYMENT ENCLOSED:                                                                    $__________
   (or amount in notice of guaranteed delivery)
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* Oversubscription privilege may be exercised only if you subscribe for the maximum primary subscription shares available.

PAYMENT. Full payment for both the primary and oversubscription shares must accompany this Subscription Certificate or a notice of guaranteed delivery. Payment may be made by check (including personal check) drawn on a U.S. bank or by postal, telegraphic or express money order. Payment may not be made in cash or by wire transfer. Checks and money orders should be payable in U.S. dollars to "EquiServe Trust Company, N.A., as Subscription Agent for Tower Financial Corporation." Please reference your control number (shown on the front of this Subscription Certificate) on your check or money order.

     THIS SUBSCRIPTION CERTIFICATE MUST BE PROPERLY COMPLETED, SIGNED AND DELIVERED, ALONG WITH PAYMENT OF THE ENTIRE SUBSCRIPTION PRICE FOR ALL SHARES FOR WHICH THE RIGHTS HOLDER IS SUBSCRIBING, TO THE SUBSCRIPTION AGENT BY THE CLOSE OF BUSINESS ON THE EXPIRATION DATE. Delivery may be made by mail, overnight courier or hand delivery, as follows:

By Mail:                    By Overnight Courier:     By Hand Delivery:
-------                     --------------------      -----------------
EquiServe Trust Co.         EquiServe Trust Co.       Securities Transfer
Attn:  Corporate Actions    Attn:  Corporate Actions    & Reporting
Post Office Box 43025       40 Campanelli Drive       c/o EquiServe Trust Co.
Providence, RI  02940-3025  Braintree, MA  02189      100 William's St. Galleria
                                                      New York, NY  10038

                                   SIGNATURE
         (Please complete all applicable information. The signature(s) must correspond exactly with the Rights Holder name(s) printed on the front of this Subscription Certificate)

The undersigned Rights Holder acknowledges receipt of the Prospectus and understands that this subscription, once tendered to the Subscription Agent, is irrevocable.

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
Signature(s): ___________________________________________________      Date: ____________________________________, 2002

Printed Name of Signer(s): ________________________________________    Daytime Phone: _________________________________

Title of Signer, if signing in a representative capacity:______________________________________________________________

Taxpayer I.D. No. or Social Security No. of Rights Holder: ____________________________________________________________

Address: ______________________________________________________________________________________________________________
        (Complete only if stock certificate or refund is to be mailed to an address other than address shown on front)

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